Exhibit 5.1

October 20, 2021

HighPeak Energy, Inc.

421 W. 3rd St., Suite 1000

Fort Worth, TX 76102

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for HighPeak Energy, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company, pursuant to a prospectus forming a part of a Registration Statement on Form S-1 (File No. 333-258853), originally filed by the Company with the U.S. Securities and Exchange Commission on August 16, 2021, (such Registration Statement, as amended on the effective date thereof, being referred to herein as the “Initial Registration Statement”). On the date hereof, the Company has filed a registration statement supplement to the Initial Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) that incorporates by reference the Initial Registration Statement, which was declared effective on October 20, 2021. The Rule 462(b) Registration Statement relates to the registration of the offer and sale by the Company of an additional 575,000 shares of common stock, par value $0.0001 per share (the “Additional Shares”) (which includes up to 75,000 shares issuable upon exercise of an overallotment option granted by the Company to the underwriters).

In connection with this opinion, we have assumed that (i) the Registration Statements, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Additional Shares will be issued and sold in the manner described in the Initial Registration Statement and the prospectus relating thereto and (iii) a definitive underwriting agreement, in substantially the form filed as an exhibit to the Initial Registration Statement, with respect to the sale of the Additional Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statements and (iv) the form of underwriting agreement filed as an exhibit to the Initial Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Additional Shares, when issued and sold in the manner described in the Initial Registration Statement and the prospectus relating thereto and upon payment of the consideration therefor provided for therein (not less than the par value thereof), will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

The foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Vinson & Elkins L.L.P.